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                                                                    EXHIBIT 10.1

                             CELEBRATE EXPRESS, INC.
                 2004 AMENDED AND RESTATED EQUITY INCENTIVE PLAN
                     NOTICE OF RESTRICTED STOCK UNITS AWARD

      You have been granted restricted stock units representing hypothetical shares of Common Stock of Celebrate Express, Inc. (the "Company") under the Celebrate Express, Inc., 2004 Amended and Restated Equity Incentive Plan, as amended (the "Plan"), on the following terms:


      Name of Recipient:


      Total Number of Units Granted:


      Date of Grant:


      Vesting Commencement Date:


      Fully-Vested Date:


      Vesting Schedule (if award is subject to vesting):


      You and the Company agree that these stock units are granted under and governed by the terms and conditions of the Plan and the Restricted Stock Unit Agreement, which is attached to and made a part of this document. Defined terms used herein but not otherwise defined shall have the meanings ascribed to them in the Restricted Stock Unit Agreement as the Plan.


      You further agree that the Company may deliver by email all documents relating to the Plan or this award (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a web site maintained by the Company or a third party under contract with the Company. If the Company posts these documents on a web site, it will notify you by email.

RECIPIENT:                                           CELEBRATE EPRESS, INC.


--------------------------------                     --------------------------
[Name]                                               [Name]
                                                     [Title]

                             CELEBRATE EXPRESS, INC.
                 2004 AMENDED AND RESTATED EQUITY INCENTIVE PLAN
                         RESTRICTED STOCK UNIT AGREEMENT



      THIS RESTRICTED STOCK UNIT AGREEMENT (the "Agreement"), dated (GRANT DATE) between Celebrate Express, Inc., a Washington corporation ("Company"), and (EMPLOYEE)(NAME) (the "Employee"), is entered into as follows:


      WHEREAS, the continued participation of the Employee is considered by the Company to be important for the Company's continued growth; and


      WHEREAS, in order to give the Employee an incentive to continue in the employ of the Company and to assure his or her continued commitment to the success of the Company, the Compensation Committee of the Board of Directors of the Company (the "Committee") has determined that the Employee shall be granted stock units representing hypothetical shares of the Company's common stock ("Stock Units"), with each Stock Unit equal in value to one share of the Company's common stock (the "Stock"), subject to the restrictions stated below and in accordance with the terms and conditions of the 2004 Amended and Restated Equity Incentive Plan (the "Plan"). Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Plan.


      THEREFORE, the parties agree as follows:


1. GRANT OF STOCK UNITS. Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby grants to the Employee Stock Units covering (SHARES) shares of Stock (the "Shares").


2. VESTING SCHEDULE. Subject to Employee's Continuous Service during the following vesting term, the interest of the Employee in the Stock Units shall vest as follows: (INSERT VESTING PROVISION HERE). Therefore, provided the Employee has not experienced a termination of Continuous Service prior to the close of business on (INSERT FULL VESTING DATE HERE), the interest of the Employee in the Stock Units shall become fully vested on that date.


3. BENEFIT UPON VESTING. Upon the vesting of the Stock Units, the Employee shall be entitled to receive, as soon as administratively practicable, the Shares equal to the number of Stock Units that have vested.


4. RESTRICTIONS.

      (a) Except as otherwise provided for in this Agreement, the Stock Units or rights granted hereunder may not be sold, pledged or otherwise transferred until the Stock Units become vested in accordance with Section 2 and the Shares are issued under Section 3. The period of time between the date hereof and the date the Stock Units become fully vested is referred to herein as the "Restriction Period."


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      (b) Except as otherwise provided for in this Agreement, if the Employee's employment with the Company is terminated at any time for any reason (including as a result of the Employee's death or disability (including a Disability) prior to the lapse of the Restriction Period, or the Employee otherwise experiences a termination of continuous service during the Restriction Period, all Stock Units granted hereunder that have not vested by such termination date and that are held by the Employee as of such date shall, with no further action by the Company required, be forfeited by, and no further rights shall accrue to, the Employee.


5. NO STOCKHOLDER RIGHTS. Stock Units represent hypothetical shares of Stock. During the Restriction Period, the Employee shall not be entitled to any of the rights or benefits generally accorded to stockholders.


6. TAXES.

      (a) The Employee shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Stock Units hereunder. In the event that the Company is required to withhold taxes as a result of the grant or vesting of Stock Units, or subsequent sale of Stock acquired pursuant to such Stock Units, or due upon receipt of dividend equivalent payments, the Employee shall surrender a sufficient number of whole shares of Stock or make a cash payment as necessary to cover all applicable required withholding taxes and required social insurance contributions at the time the restrictions on the Stock Units lapse, unless alternative procedures for such payment are established by the Company. The Employee will receive a cash refund for any fraction of a surrendered share not necessary for required withholding taxes. To the extent that any surrender of Stock or payment of cash or alternative procedure for such payment is insufficient, the Employee authorizes the Company and its Affiliates, which are qualified to deduct tax at source, to deduct all applicable required withholding taxes from the Employee's compensation. The Employee agrees to pay any amounts that cannot be satisfied from wages or other cash compensation, to the extent permitted by law. For purposes of this Agreement, the Company shall calculate any applicable income required to be recognized and withholding taxes arising in connection with the issuance or vesting of the Stock Units using the same method of determining fair market value of a share of Stock as the Company uses in determining Fair Market Value under the Plan.


      (b) Regardless of any action the Company takes with respect to any or all income tax, payroll tax, payment on account or other tax-related withholding ("Tax-Related Items"), the Employee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by him or her is and remains the Employee's responsibility and that the Company (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of Stock Units, including the vesting of Stock Units, subsequent payment of Stock and/or cash related to such Stock Units or the subsequent sale of any Stock acquired pursuant to such Stock Units and receipt of any dividend equivalent payments; and (ii) do not commit to structure the terms or any aspect of this grant of Stock Units to reduce or eliminate the Employee's liability for Tax-Related Items. Prior to the vesting of the Stock Units, the Employee shall pay the Company any amount of Tax-Related Items that the Company

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


may be required to withhold as a result of the Employee's participation in the Plan or the Employee's receipt of Stock Units that cannot be satisfied by the means previously described. The Company may refuse to deliver the benefit described in Section 3 if the Employee fails to comply with the Employee's obligations in connection with the Tax-Related Items.


7. DATA PRIVACY CONSENT. The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Employee's personal data as described in this document by and among, as applicable, and the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Employee's participation in the Plan. The Employee understands that the Company and its Affiliates hold certain personal information about the Employee, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Employee's favor for the purpose of implementing, managing and administering the Plan ("Data"). The Employee understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Employee's country or elsewhere and that the recipient country may have different data privacy laws and protections than the Employee's country. The Employee understands that he may request a list with the names and addresses of any potential recipients of the Data by contacting Shan Koenig, Human Resources. The Employee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Employee's participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom the Employee may elect to deposit any Stock acquired under the Plan. The Employee understands that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. The Employee understands that he or she may, at any time, view Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting Shan Koenig, Human Resources in writing. The Employee understands that refusing or withdrawing consent may affect the Employee's ability to participate in the Plan. For more information on the consequences of refusing to consent or withdrawing consent, the Employee understands that he or she may contact Shan Koenig, Human Resources at the Company.


8. PLAN INFORMATION. The Employee acknowledges that the Employee has received copies of the Plan and the Plan prospectus from the Company and agrees to receive stockholder information, including copies of any annual report, proxy statement and periodic report, from the Company's website at: www.celebrateexpress.com then selecting "Investor Information" and "SEC Filings." The Employee acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are available upon written or telephonic request to Shan Koenig, Human Resources.

9. ACKNOWLEDGMENT AND WAIVER. By accepting this grant of Stock Units, the Employee acknowledges and agrees that:



      (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement;


      (b) the grant of Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Stock or Stock Units, or benefits in lieu of Stock or Stock Units, even if Stock or Stock Units have been granted repeatedly in the past;


      (c) the Employee's participation in the Plan shall not create a right to further employment with the Company, shall not create an employment agreement between the Employee and the Company and shall not interfere with the ability of the Company to terminate the Employee's employment relationship at any time with or without cause and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law;


      (d) stock unit, stock unit grants and resulting benefits are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company, and is outside the scope of the Employee's employment contract, if any; and stock units, stock unit grants and resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law; and


      (e) in consideration of this grant of Stock Units, no claim or entitlement to compensation or damages shall arise from termination of this grant of Stock Units or diminution in value of this grant of Stock Units resulting from termination of Continuous Service by the Company (for any reason whatsoever and whether or not in breach of local labor laws) and the Employee irrevocably releases the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, the Employee shall be deemed irrevocably to have waived any entitlement to pursue such claim.


10. MISCELLANEOUS.


      (a) The Company shall not be required to treat as the owner of Stock Units, and associated benefits hereunder, any transferee to whom such Stock Units or benefits shall have been so transferred in violation of this Agreement.


      (b) The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

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



      (c) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Employee at Employee's address then on file with the Company.


      (d) The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof, and may not be modified adversely to the Employee's interest except by means of a writing signed by the Company and the Employee. This Agreement is governed by the laws of the state of Washington. In the event of any conflict between the terms and provisions of the Plan and this Agreement, the Plan terms and provisions shall govern. Certain other important terms governing this contract are contained in the Plan.


      (f) The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.


ACCEPTED BY EMPLOYEE:                             CELEBRATE EXPERSS, INC.



                                                  BY
--------------------------------------------         ---------------------------
                                                     [Officer Name]
                                                     [Title]


RETAIN THIS AGREEMENT FOR YOUR RECORDS

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